SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 18, 2011

White Mountain Titanium Corporation
(Exact Name of Registrant as Specified in Charter)

NEVADA	333-129347	87-057730
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

Augusto Leguia 100, Oficina 812, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (56 2) 657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2011, the Board of Directors accepted the recommendation of the Compensation Committee and granted stock compensation to the Board of Directors for past services over the prior forty-eight months.  The shares were granted pursuant to our 2010 Stock Option/Stock Issuance Plan.  The following table sets forth the number of shares granted to each director:

Name	Number of Shares	Services

Charles E. Jenkins	100,000	Services as director

Michael P. Kurtanjek	100,000	Services as director

Brian Flower	100,000	Services as director

Howard M. Crosby	100,000	Services as director

John J. May	100,000	Services as director

	100,000	Services as independent committee member

Wei Lu	100,000	Services as director

	100,000	Services as independent committee member

In addition, on July 18, 2011, the Board of Directors established the following milestones for additional stock grants to management:

Name	Number of Shares	Milestone

Michael P. Kurtanjek	200,000	Signing of first definitive material off-take agreement

	300,000	Signing of first definitive material strategic alliance agreement(s) and/or arrangement of project capital

Brian Flower	200,000	Signing of first definitive material off-take agreement

	300,000	Signing of first definitive material strategic alliance agreement(s) and/or arrangement of project capital

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: July 18, 2011	By	/s/ Brian Flower
Brian Flower, Chairman

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